UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2021

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On July 21, 2021, Wireless Telecom Group, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”), to issue and sell through the Agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $12,000,000 (the “Shares”). The Company expects to use net proceeds, if any, from the offering for debt repayment and for certain earn-out payments under the Share Purchase Agreement, dated as of November 13, 2019, by and among the Company and Holzworth Instrumentation Inc., among others, as amended by that certain First Amendment to Share Purchase Agreement, dated as of January 31, 2020 and that certain Second Amendment to Share Purchase Agreement, dated February 19, 2021 (the “Holzworth Purchase Agreement”), as well as research and development expenses. Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s previously filed and currently effective registration statement on Form S-3 (File No. 333-227051) filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2018, and declared effective on September 17, 2018. A prospectus supplement relating to the offering of the Shares was filed with the Commission on July 21, 2021.

The Shares may be offered and sold through the Agent from time to time by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number of Shares, but will act as the Company’s sales agent using reasonable best efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company. Under the Sales Agreement, the Agent will be entitled to compensation of up to 3.0% of the gross proceeds from each sale of the Shares sold through it as the Agent and up to 5.0% of the gross proceeds from each block trade of the Shares. The amount of net proceeds the Company will receive from this offering, if any, will depend upon the actual aggregate principal amount of the Shares sold, after deduction of the Agent’s commission and any transaction fees. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

The Sales Agreement contains customary representations, warranties and covenants of the Company, indemnification obligations of the Company and the Agent, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions.

The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The Agent and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services to the Company and its affiliates, for which services they may in the future receive customary fees and expenses.

A copy of the legal opinion of McCarter & English, LLP, relating to the validity of the Shares that may be issued and sold pursuant to the Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the material terms of the Sales Agreement is subject to, and qualified in its entirety by reference to, the full text of the Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On July 21, 2021, Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), issued a press release announcing certain preliminary estimates of its results for the second quarter of 2021.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in the press release furnished under this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, regardless of any general incorporation by reference language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement between Wireless Telecom Group, Inc. and B. Riley Securities, Inc. dated July 21, 2021
5.1	Opinion of McCarter & English, LLP
23.1	Consent of McCarter & English, LLP (included in Exhibit 5.1)
99.1	Press Release of Wireless Telecom Group, Inc., dated July 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: July 21, 2021	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary